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                                                                   EXHIBIT 10.21

[iSTAR FINANCIAL LOGO]

                                 CODE OF CONDUCT

INTRODUCTION

     It is the policy of iStar Financial Inc. that our business shall be conducted in accordance with the highest moral, legal and ethical standards. Our reputation for integrity is our most important asset and each employee and director must contribute to the care and preservation of that asset.

     This reputation for integrity is the cornerstone of the public's faith and trust in our Company; it is what provides us an opportunity to serve our investors, customers and other stakeholders. A single individual's misconduct can do much to damage a hard-earned reputation. No code of business conduct or ethics can effectively substitute for the thoughtful behavior of an ethical director, officer or employee. This Code of Conduct is presented to assist you in guiding your conduct to enhance the reputation of our Company. The Code supersedes all previous codes and policy statements.

     The Code is drafted broadly. In that respect, it is the Company's intent to exceed the minimum requirements of the law and industry practice. Mere compliance with the letter of the law is not sufficient to attain the highest ethical standards. Good judgment and great care must also be exercised to comply with the SPIRIT of the law and of this Code.

     The provisions of the Code apply to you, your spouse and members of your immediate family. In addition, it covers any partnership, trust, or other entity, which you, your spouse or members of your immediate family control.

     The Company intends to enforce the provisions of this Code vigorously. Violations could lead to sanctions, including dismissal in the case of an employee, as well as, in some cases, civil and criminal liability.

     Inevitably, the Code addresses questions and situations that escape easy definition. No corporate code can cover every possible question of business practice. There will be times when you are unsure about how the Code applies. When in doubt, ask before you act.

     The Company has established a Compliance Committee that administers the Company's overall compliance program, including the Code of Conduct. The Committee consists of Nina Matis, the Company's Executive Vice President and General Counsel, Tim O'Connor, Executive Vice President and Chief Operating Officer, and Geoff Dugan, Senior Vice President and Assistant General Counsel.

     Upholding the Code is the responsibility of every employee and director. Department heads are responsible for Code enforcement in their departments and managers are accountable for the employees who report to them.

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QUESTIONS ABOUT THE CODE; REPORTING SUSPECTED VIOLATIONS

     Any questions about how to interpret the Code of Conduct should be raised with the Compliance Committee. Geoff Dugan, Senior Vice President and Assistant General Counsel, has been designated as Compliance Officer for purposes of enforcing the Code and he may be contacted by telephone at (415) 263-8639, by confidential fax at (415) 391-3092, or by e-mail at gdugan@istarfinancial.com.

     If you know of or suspect any illegal or unethical conduct, or any other violation of the Code, you should promptly report this to your supervisor or the Compliance Officer. If you are not comfortable doing so for any reason, or if you feel appropriate action is not being taken, you should contact any other member of the Compliance Committee, or the Chief Executive Officer, or the Chairman of the Audit Committee of the Board of Directors. You are not required to identify yourself when reporting a violation.

     To the extent possible, we will endeavor to keep confidential the identity of anyone reporting a violation of the Code of Conduct. We will also keep confidential the identities of employees about whom allegations of violations are brought, unless or until it is established that a violation has occurred. It is the Company's policy that retaliation against employees who report actual or suspected Code violations is prohibited; anyone who attempts to retaliate will be subject to disciplinary action, up to and including dismissal.

CONFLICTS OF INTEREST

     The Company relies on the integrity and undivided loyalty of our employees and directors to maintain the highest level of objectivity in performing their duties. Each employee is expected to avoid any situation in which your personal interests conflict, or have the appearance of conflicting, with those of the Company. Individuals must not allow personal considerations or relationships to influence them in any way when representing the Company in business dealings.

     A conflict situation can arise when an employee or director takes actions or has interests that may make it difficult to perform work on behalf of the Company objectively and effectively. Conflicts also arise when an employee or director, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company. Loans to, or guarantees of obligations of, such persons are of special concern.

     All employees and directors must exercise great care any time their personal interests might conflict with those of the Company. The APPEARANCE of a conflict often can be as damaging as an ACTUAL conflict. PROMPT AND FULL DISCLOSURE IS ALWAYS THE CORRECT FIRST STEP TOWARDS IDENTIFYING AND RESOLVING ANY POTENTIAL CONFLICT OF INTEREST. Non-employee directors are expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving the Company as to which

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they are interested parties or with respect to which a real or apparent conflict of interest exists.

     The following sections review several common problems involving conflicts of interest. The list is not exhaustive. Each individual has a special responsibility to use his or her best judgment to assess objectively whether there might be even the appearance of acting for reasons other than to benefit the Company, and to discuss any conflict openly and candidly with the Company.

     PAYMENTS AND GIFTS

     Employees who deal with the Company's borrowers, tenants, suppliers or other third parties are placed in a special position of trust and must exercise great care to preserve their independence. As a general rule, no employee should ever receive a payment or anything of value in exchange for a decision involving the Company's business. Similarly, no employee of the Company should ever offer anything of value to government officials or others to obtain a particular result for the Company. Bribery, kickbacks or other improper payments have no place in the Company's business.

     The Company recognizes exceptions for token gifts of nominal value (less than $250) or customary business entertainment, when a clear business purpose is involved. If you are in doubt about the policy's application, the Compliance Committee should be consulted.

     PERSONAL FINANCIAL INTERESTS; OUTSIDE BUSINESS INTERESTS

     Employees should avoid any outside financial interests that might be in conflict with the interests of the Company. No employee may have any significant direct or indirect financial interest in, or any business relationship with, a person or entity that does business with the Company or is a competitor of the Company. A financial interest includes any interest as an owner, creditor or debtor. Indirect interests include those through an immediate family member or other person acting on his or her behalf. This policy does not apply to an employee's arms-length purchases of goods or services for personal or family use, or to the ownership of shares in a publicly held corporation.

     Employees should not engage in outside jobs or other business activities that compete with the Company in any way. Further, any outside or secondary employment ("moonlighting") may interfere with the job being performed for the Company and is discouraged. Under no circumstances may employees have outside interests that are in any way detrimental to the best interests of the Company.

     You must disclose to the Compliance Committee any personal activities or financial interests that could negatively influence, or give the appearance of negatively influencing, your judgment or decisions as a Company employee. The Compliance Committee will then determine if there is a conflict and, if so, how to resolve it without compromising the Company's interests.

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     CORPORATE BOARDS

     The director of an organization has access to sensitive information and charts the course of the entity. If you are invited to serve as a director of an outside organization, the Company must take safeguards to shield both the Company and you from even the appearance of impropriety. For that reason, any employee invited to join the Board of Directors of another organization (including a nonprofit or other charitable organization) must obtain the approval of the Compliance Committee. Directors who are invited to serve on other Boards should promptly notify the Chairman.

     CORPORATE OPPORTUNITIES

     An employee or director must not divert for personal gain any business opportunity available to the Company. The duty of loyalty to the Company is violated if the employee or director personally profits from a business opportunity that rightfully belongs to the Company. This problem could arise, for example, if an employee or director becomes aware through the use of corporate property, information or position of an investment opportunity (either a loan or equity transaction) in which the Company is or may be interested, and then participates in the transaction personally or informs others of the opportunity before the Company has the chance to participate in the transaction. An employee or director also is prohibited from using corporate property, information or position for personal gain. Employees and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises and, in the case of a non-employee director, such director is aware of the Company's possible interest through use of corporate property, information or position.

USE AND PROTECTION OF COMPANY ASSETS

     Proper use and protection of the Company's assets is the responsibility of all employees. Company facilities, materials, equipment, information and other assets should be used only for conducting the Company's business and are not to be used for any unauthorized purpose. Employees should guard against waste and abuse of Company assets in order to improve the Company's productivity.

CONFIDENTIALITY

     One of the Company's most important assets is its confidential corporate information. The Company's legal obligations and its competitive position often mandate that this information remain confidential.

     Confidential corporate information relating to the Company's financial performance (e.g. quarterly financial results of the Company's operations) or other transactions or events can have a significant impact on the value of the Company's securities. Premature or improper disclosure of such information may expose the individual involved to onerous civil and criminal penalties.

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     You must not disclose confidential corporate information to anyone outside the Company, except for a legitimate business purpose (such as contacts with the Company's accountants or its outside lawyers). Even within the Company, confidential corporate information should be discussed only with those who have a need to know the information. Your obligation to safeguard confidential corporate information continues even after you leave the Company.

     The same rules apply to confidential information relating to other companies with which we do business. In the course of the many pending or proposed transactions that this Company has under consideration at any given time, there is a great deal of non-public information relating to other companies to which our employees may have access. This could include "material" information that is likely to affect the value of the securities of the other companies.

     Employees and directors who learn material information about suppliers, customers, venture partners, acquisition targets or competitors through their work at the Company must keep it confidential and must not buy or sell stock in such companies until after the information becomes public. Employees and directors must not give tips about such companies to others who may buy or sell the stocks of such companies.

     The Company has issued a detailed "Statement of Policy Concerning Insider Trading and Special Trading Procedures" regarding the use of confidential information in connection with trading in securities. You should become familiar with this policy and the procedures it requires. If you have any questions regarding trading in the Company's securities or on the basis of confidential information, you should contact Geoff Dugan, the Compliance Officer.

DEALINGS WITH THE PRESS AND COMMUNICATIONS WITH THE PUBLIC

     The Company's Chief Executive Officer and President are the Company's principal spokesmen. If someone outside the Company asks you questions or requests information regarding the Company, its business or financial results, do not attempt to answer. All requests for information - from reporters, securities analysts, shareholders or the general public - should be referred to the President, who will handle the request or delegate it to an appropriate person.

ACCOUNTING MATTERS

     INTERNAL ACCOUNTING CONTROLS

     The Company places the highest priority on "best practices" disclosure. Our annual reports, quarterly reports and press releases, and other public disclosure of the Company's financial results, reflect how seriously we take this responsibility.

     To this end, we have established an internal Disclosure Committee, which includes key members of senior management responsible for our internal financial and risk management controls. This Committee, which currently consists of Spencer

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Haber, Tim O'Connor, Andy Richardson, Colette Tretola, Steven Sinnett and Geoff
Dugan, meets on a quarterly basis, and additionally when issues arise, to discuss the state of the Company's internal controls, reporting systems and the integrity of our financial information relative to our disclosure obligations. This Committee assists senior management and the Audit Committee of the Board in overseeing the Company's internal control systems and evaluating our public disclosure processes.

     Each employee shares this responsibility with senior management and the Board of Directors and must help maintain the integrity of the Company's financial records. We trust that every employee understands that protecting the integrity of our information gathering, information quality, internal control systems and public disclosures is one of the highest priorities we have as a firm.

     If you ever observe conduct that causes you to question the integrity of our internal accounting controls and/or disclosure, or you otherwise have reason to doubt the accuracy of our financial reporting, it is imperative that you bring these concerns to our attention immediately. You should promptly report any concerns to any member of the Disclosure Committee. If you are not comfortable providing your name, you may report anonymously. Any kind of retaliation against an employee for raising these issues is strictly prohibited and will not be tolerated.

     IMPROPER INFLUENCE ON THE CONDUCT OF AUDITS

     It is unlawful for any officer or director of the Company, or any other person acting under the direction of such person, to take any action to fraudulently influence, coerce, manipulate, or mislead the independent accountants engaged in the performance of an audit of the Company's financial statements for the purpose of rendering such financial statements materially misleading. Any such action is a violation of this Code of Conduct. Types of conduct that might constitute improper influence include the following:

  - Offering or paying bribes or other financial incentives, including offering future employment or contracts for non-audit services,

  -  Providing an auditor with inaccurate or misleading legal analysis,

  - Threatening to cancel or canceling existing non-audit or audit engagements if the auditor objects to the Company's accounting practices or procedures,

  - Seeking to have a partner removed from the audit engagement because the partner objects to the Company's accounting practices or procedures,

  -  Blackmailing, and

  -  Making physical threats.

Any employee or director who engages in such conduct will be subject to sanctions under the Code, including dismissal in the case of an employee, in addition to potential civil and criminal liability.

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RECORDS RETENTION

     You should retain documents and other records for such period of time as you and your colleagues will reasonably need such records in connection with the Company's business activities. All documents not required to be retained for business or legal reasons, including draft work product, should not be retained and should be destroyed in order to reduce the high cost of storing and handling the vast amounts of material that would otherwise accumulate. However, under unusual circumstances, such as litigation, governmental investigation or if required by applicable state and federal law and regulations, the Compliance Committee may notify you if retention of documents or other records is necessary.

LEGAL COMPLIANCE

     Pertinent laws of every jurisdiction in which the Company operates must be followed. Each employee is charged with the responsibility of acquiring sufficient knowledge of the laws relating to his or her particular duties in order to recognize potential dangers and to know when to seek legal advice. In any instance where the law is ambiguous or difficult to interpret, the matter should be reported to the Company's management who in turn will seek legal advice from the Company's legal counsel as appropriate.

FAIR DEALING

     It is the Company's policy to deal fairly with its customers, suppliers, competitors and employees. In the course of business dealings on behalf of the Company, no employee should take advantage of another person or party through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair business practice.

ENFORCEMENT

     The conduct of each employee matters vitally to the Company. A misstep by a single employee can cost the Company dearly; it undermines all of our reputations. For these reasons, violations of this Code of Conduct may lead to significant penalties, including dismissal.

WAIVERS

     Any waiver of this Code of Conduct for executive officers or directors of the Company may be made only by the Board of Directors, or by a Board Committee specifically authorized for this purpose, and must be promptly disclosed to the Company's shareholders.

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